NVE Corporation Reports Second Quarter Fiscal 2007 Results
Product sales increase 87%; net income more than triples to $0.27 per diluted share

EDEN PRAIRIE, Minn.--October 18, 2006--NVE Corporation (Nasdaq: NVEC) today announced financial results for the quarter and six months ended September 30, 2006.

Product sales for the quarter increased 87% over the prior-year quarter to $3.78 million from $2.02 million. Total revenue, consisting of product sales and contract research and development revenue, increased 44% to $4.40 million for the second quarter of fiscal 2007 from $3.05 million in the prior-year quarter. Net income for second quarter fiscal 2007 was $1.28 million, or $0.27 per diluted share compared to $363,968, or $0.08 per diluted share, for the prior-year quarter.

For the first six months of fiscal 2007, product sales increased 79% to $6.83 million from $3.81 million for the first six months of fiscal 2006. Total revenue increased 32% to $8.03 million for the first half of fiscal 2007 from $6.08 million for the prior-year period. Net income for the first half of fiscal 2007 was $2.18 million, or $0.45 per diluted share compared to $776,617, or $0.17 per diluted share, for the first half of fiscal 2006.

Net income for the quarter and six months ended September 30, 2006 included the effects of non-cash stock-based compensation due to the implementation of SFAS 123(R). This expense, net of tax, amounted to $78,402, or $0.02 per diluted share, in the second quarter of fiscal 2007 and $80,971, or $0.02 per share, in the first six months of fiscal 2007. Net income for fiscal 2007 and 2006 also includes primarily non-cash provisions for income taxes recognized in accordance with SFAS 109.

"We are pleased with our financial results in the second quarter," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Strong product sales drove record revenues and profits. NVE's gross profit margin increased to 67%, our eighth consecutive quarter of sequential increase, and our operating margin increased to 42%."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic sensors and couplers to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                               NVE CORPORATION
                             STATEMENTS OF INCOME
    QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2006 AND 2005 (Unaudited)

                                            Quarter Ended September 30
                                                2006           2005
                                            ------------   ------------
Revenue
  Product sales                             $ 3,777,060    $ 2,021,672
  Contract research and development             621,308      1,030,250
                                            ------------   ------------
Total revenue                                 4,398,368      3,051,922

Cost of sales                                 1,439,181      1,627,673
                                            ------------   ------------
Gross profit                                  2,959,187      1,424,249

Expenses
  Research and development                      566,246        517,939
  Selling, general, and administrative          535,213        394,980
                                            ------------   ------------
Total expenses                                1,101,459        912,919
                                            ------------   ------------

Income from operations                        1,857,728        511,330

Interest income                                 149,440         77,119
Interest expense                                   -            (1,695)
Other income                                     25,246          5,751
                                            ------------   ------------
Income before taxes                           2,032,414        592,505

Provision for income taxes                      748,943        228,537
                                            ------------   ------------
Net income                                  $ 1,283,471    $   363,968
                                            ============   ============

Net income per share - basic                $      0.28    $      0.08
                                            ============   ============
Net income per share - diluted              $      0.27    $      0.08
                                            ============   ============

Weighted average shares outstanding
  Basic                                       4,616,819      4,573,168
  Diluted                                     4,791,160      4,679,335
Supplemental financial data
  Non-cash stock-based compensation         $   117,467    $      -
  Non-cash income tax expense               $   748,943    $   217,537
                                             Six Months Ended Sept. 30
                                                2006           2005
                                            ------------   ------------
Revenue
  Product sales                             $ 6,830,388    $ 3,805,922
  Contract research and development           1,203,175      2,271,548
                                            ------------   ------------
Total revenue                                 8,033,563      6,077,470

Cost of sales                                 2,839,002      3,308,791
                                            ------------   ------------
Gross profit                                  5,194,561      2,768,679

Expenses
  Research and development                    1,096,858        894,739
  Selling, general, and administrative          941,945        804,574
                                            ------------   ------------
Total expenses                                2,038,803      1,699,313
                                            ------------   ------------

Income from operations                        3,155,758      1,069,366

Interest income                                 261,346        145,438
Interest expense                                   (589)        (3,748)
Other income                                     25,246         36,566
                                            ------------   ------------
Income before taxes                           3,441,761      1,247,622

Provision for income taxes                    1,266,484        471,005
                                            ------------   ------------
Net income                                  $ 2,175,277    $   776,617
                                            ============   ============

Net income per share - basic                $      0.47    $      0.17
                                            ============   ============
Net income per share - diluted              $      0.45    $      0.17
                                            ============   ============

Weighted average shares outstanding
  Basic                                       4,616,704      4,571,524
  Diluted                                     4,791,046      4,677,691
Supplemental financial data
  Non-cash stock-based compensation         $   120,036    $      -
  Non-cash income tax expense               $ 1,222,184    $   458,005

                                 NVE CORPORATION
                                 BALANCE SHEETS
                      SEPTEMBER 30, 2006 AND MARCH 31, 2006

                                                (Unaudited)
                                               Sept. 30, 2006   March 31, 2006
                                               --------------   --------------
ASSETS
Current assets
  Cash and cash equivalents                    $     363,268    $   1,288,362
  Short-term investments                             250,100        1,248,103
  Accounts receivable, net of allowance for
    uncollectible accounts of $15,000              2,141,414        1,667,029
  Inventories                                      2,248,131        2,149,769
  Deferred tax assets                              1,589,584        1,576,472
  Prepaid expenses and other assets                  238,343          231,412
                                               --------------   --------------
Total current assets                               6,830,840        8,161,147
Fixed assets
  Machinery and equipment                          4,372,765        4,149,080
  Leasehold improvements                             413,482          413,482
                                               --------------   --------------
                                                   4,786,247        4,562,562
  Less accumulated depreciation                    3,575,625        3,319,651
                                               --------------   --------------
Net fixed assets                                   1,210,622        1,242,911
Long-term investments                             13,075,943        8,354,861
                                               --------------   --------------
Total assets                                   $  21,117,405    $  17,758,919
                                               ==============   ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                             $     272,300    $     399,762
  Accrued payroll and other                          419,206          470,392
  Deferred revenue                                    39,107           77,373
  Capital lease obligations                             -              33,281
                                               --------------   --------------
Total current liabilities                            730,613          980,808

Shareholders' equity
  Common stock                                        46,170           46,150
  Additional paid-in capital                      17,425,642       16,042,637
  Accumulated other comprehensive loss              (116,529)        (166,908)
  Retained earnings                                3,031,509          856,232
                                               --------------   --------------
Total shareholders' equity                        20,386,792       16,778,111
                                               --------------   --------------
Total liabilities and shareholders' equity     $  21,117,405    $  17,758,919
                                               ==============   ==============